CONTRACT OF TOTAL ASSIGNMENT OF MINING EXPLORATION AND EXPLOITATION RIGHTS FLG – 092

The undersigned, JOSE ALFONSO TAMARA OSORIO, of adult age, resident of Bogota, identified with citizenship card number 7.422.949 issued at Barranquilla, who acts in his own name, and who for the effects of this act will be named THE ASSIGNOR, as one party, and FERNANDO CASAS TORRES, of adult age, resident of Bogota, identified with citizenship card number 79.375.380 issued at Bogota D.C., and DAVID ARCE ROJAS, of adult age, resident of Bogota, identified with citizenship card number 12.115.286 who act in their condition of legal representatives of ENERGIA ANDINA SANTANDER RESOURCES S.A.S., a simplified share corporation legally incorporated in Colombia following private document dated May twenty seventh (27th) 2010, registered at the Chamber of Commerce of the same circuit under mercantile registration number 01998177, Tax Identification Number (NIT) 900.362.160-8, who for the effects of this act will be named THE ASSIGNEE, with the purpose of celebrating the Total Assignment of the Rights and Obligations derived from the Concession Contract for the Exploration and Exploitation Contract for Mineral Carbon Deposits number FLG – 092, signed between the Colombian Institute of Geology and Mining – INGEOMINAS and the ASSIGNOR, contract that will be ruled by the following Clauses after taking into account the following Whereas:

WHEREAS

•	THE ASSIGNOR subscribed with the Colombian Institute of Geology and Mining – INGEOMINAS, the Concession Contract for the Exploration and Exploitation of Mineral Carbon Deposits.

•
THE ASSIGNOR declares that on the date of signature of this contract payment is pending for the balance of the annual payment for the third year of exploration and the full annual payment for the first year of Construction and Installation for concept of annual payments of the surface cannon on the concession object of Assignment.

•
In development of the legal faculties conferred by Article 22 and following of Law 685 of 2001, Mining Code, and Clause Eleventh of the concession contract quoted in numeral one of the Whereas, the parties will file, once paid the pending obligations with INGEOMINAS, the previous written notice for the precedence of the act of assignment at the offices of the Colombian Institute of Geology and Mining INGEOMINAS, related with Concession FLG – 092.

•
THE ASSIGNOR is willing to assign the rights and obligations derived from CONCESSION CONTRACT No. FLG – 092 and at the same time THE ASSIGNEE is willing to acquire the rights and obligations derived from said mining Concession contract, following the terms and conditions that are stipulated hereinafter in this contract and by Law in relation with this legal business.

Following the above, the Parties

AGREE

FIRST: ASSIGNMENT: THE ASSIGNOR declares that by means of this contract he transfers as assignment title and by the way of tradition in favor of THE ASSIGNEE who acquires the same title and way, irrevocably and expressly, the totality of the rights and obligations derived from the Concession Contract filed under the number FLG – 092, for Exploration and Exploitation of Mineral Carbon Deposits, subscribed on the second (2nd) day of February 2006 with the Colombian Institute of Geology and Mining – INGEOMINAS, and registered at the National Mining Registry on the twenty third (23rd) day of November 2006 in favor of THE ASSIGNOR, on an area of Four Thousand Four Hundred Hectares (4,400 Ha), located at the municipality of San Vicente de Chucuri, in the State of Santander, Republic of Colombia, determined by the coordinates established in Clause Second of the quoted Concession Contract, which is annexed to make integral part of this contract.

PARAGRAPH ONE: Notwithstanding the description and extent referred to in the Concession Contracts, the assignment is made as for a true body.

PARAGRAPH TWO: Taking into account that simultaneously with the celebration of this assignment contract, delivery is made of the advice required by Article 22 of Law 685 of 2001, Mining Code, this contract is subject to the suspension condition related with the declaration that corresponds to be given by the mining authority in relation with said cession.

Nevertheless, THE ASSIGNOR authorizes THE ASSIGNEE to advance the procedures related with said assignment and engages himself to sign the requests that may be required and the other additional documents required by the corresponding authorities to formalize the assignment or the activities that by means of this contract authorizes to be carried out by THE ASSIGNEE.

In the same way, THE ASSIGNEE will present quarterly reports to THE ASSIGNOR related with the execution of works.

SECOND: EFFECTIVE DATE: Once the express declaration of the administrative authority is made accepting the corresponding act of assignment, or after the term of forty five (45) days required for operation of positive administrative silence foreseen by law, the Parties accept that THE ASSIGNEE, starting with the signature of this agreement, assumes all rights and responsibilities derived from the Concession Contract for Exploration and Exploitation of Mineral Coal Deposits in the same position in which THE ASSIGNOR was placed.

THIRD: COMPENSATION AND FORM OF PAYMENT: In compensation for the assignment of the rights derived from the Concession Contract for Exploration and Exploitation of Mineral Carbon Deposits number FLG – 092, THE ASSIGNEE will pay to THE ASSIGNOR with destination INGEOMINAS:

The amount of TWO HUNDRED AND FIFTEEN MILLION THREE HUNDRED AND SEVENTY SEVEN THOUSAND EIGHT HUNDRED AND FORTY FOUR COLOMBIAN PESOS (COL$ 215,377,844.00) corresponding to pending surface cannons to be paid on the date of signature of this document on area FLG- 092, for the following concepts thus distributed:

3.1 Canon for Third Year of exploration	Col$	135,370,540.00

Less Payment made by Alfonso Tamara	Col$	73,000,000.00

Pending balance for third year of exploration	Col$	62,370,000.00

Cannon first year of Construction and Installation	Col$	145,757,304.00

Total to pay INGEOMINAS	Col$	208,127,304.00

3.2 Budget for the mining environmental policy and for other concepts Col$ 7,250,540.00.

FOURTH: PARTICIPATION IN THE PRODUCTION.

4.1 THE ASSIGNOR, independently of the total amount foreseen in the above clause as compensation for the assignment of the rights and obligations derived from mining title FLG – 092  that are dealt with in this contract, will receive as advance in the participation on the production of the area object of assignment, which is dealt with in Numeral 4.2 of this clause, after the process of washing of the mineral if it is required by the latter, the amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$ 1,515,000) payable as follows:

(1)
FIFTY FIVE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$ 55,000) liquidated at the market representative rate on the date of subscription of this contract, the signature of the mandates needed for legalization of the assignment of the concession contract that is dealt with in this document, as well as the previous assignment notice to be filed at INGEOMINAS, and the permit to initiate drillings.

(2)	The amount of FORTY THOUSAND US DOLLARS (US$ 40,000) four work days after signature of this contract, liquidated at the market representative rate on the date of payment.

(3)
The amount of TWO HUNDRED AND TWENTY THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$ 220,000), liquidated at the market representative rate on the date of payment, on the date of registration of assignment of title number FLG – 092 at the National Mining registry in favor of THE ASSIGNEE.

(4)
And the balance in six quarterly payments of TWO HUNDRED THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$ 200,000) counted from the third month of the date of registration at the mining registry of the assignment contract in favor of the ASSIGNEE, which will be paid at the market representative rate on the date of payment, and that will be discounted from the corresponding value of the participation in the production once the latter is initiated, in a percentage equal to 50% of the value of the participation per ton, i.e. of two US dollars (US$ 2.00), of the mineral effectively extracted from the mine. Notwithstanding the above, the Parties accept that if initiation is made of the exploitation stage of the area objet of assignment of the mining concession Contract, before completing the totality of the payments foreseen in this clause, these advances for  participation in production are suspended, and payment for participation dealt with in the following numeral will proceed.

4.2
THE ASSIGNOR, independently of the total payment foreseen in the above Clause Third will receive as compensation for the assignment of the rights and obligations derived from mining title FLG – 092 dealt with in this contract, a participation in production after initiation of the exploitation period of Concession Contract FLG – 092, equal to two dollars (US$ 2.00) per ton of coal placed at the collection center of the mine and the inventory cuts will be made on the last day of each month in order to liquidate the value of the payment to be made, which will be effective within the following thirty (30) calendar days, paying in this way the mineral extracted from the said mining concession after the process of washing of the mineral if the latter requires it. It is to notice that since the payment dealt with in this Clause in numeral 4.1 correspond to an advance on the payment on the production of the mineral effectively extracted, after the process of washing of the mineral if the latter requires it, the value that has been paid for this concept will be discounted in 50% in relation with the sale of each ton, until completion of the total of the advance paid to the ASSIGNOR.

THE ASSIGNEE obliges himself to fulfill the terms and conditions foreseen in the Work Plan (PTO) approved by INGEOMINAS.

PARAGRAPH ONE: Payments dealt with in this clause in favor of the ASSIGNOR are not part of the value fixed as compensation for the ASSIGNMENT of Mining title FLG – 092, since this value is entirely considered in clause THIRD of this contract.

FIFTH. Starting with signature of this contract, THE ASSIGNOR authorizes THE ASSIGNEE to advance the mining activities that he may consider necessary, taking into account that mining contract FLG – 092 is at the stage of exploration, construction and installation making the corresponding payment for the required Surface Cannon, the presentation of the reports on said activities using the Basic Ming Forms, and other connected activities that may be required to keep the mining title in agreement with the norms of the Colombian Mining Code. THE ASSIGNEE must execute at its own responsibility, cost, and risk all the works of exploration, development and production required to extract, transport and commercialize the coal produced in the project area. In the same way, he must use his best efforts to start coal production as soon as it is possible, and to increment monthly production in order to reach the monthly production established in the Mining Exploitation Plan included in the Work Program for exploitation approved by INGEOMINAS and in agreement with the recoverable coal reserves.

SIXTH. ARBITRATION: Any difference or controversy related with this contract, its execution and liquidation will be submitted to the decision of arbiters following Decree 2279 of 1989, Law 446b of 1998, Decree 1818 of 1998 and other complementary dispositions, applying the following rules: a) The decision of the Tribunal will be in law; b) The Tribunal will be made up by three arbiters, except when the matter to be debated is a minor amount, in which case there will be only one arbiter; c) Internal organization of the Tribunal will be subject to the rules foreseen by the Arbitration Center of the Chamber of Commerce; d) The Tribunal will seat at the city of Bogota, D.C. at the Arbitration Center of the Bogota Chamber of Commerce; e) The term for duration of the arbitration will be two (2) months counted from the first audience for the procedure.

SEVENTH: INEXISTENCE OF SALE, LIMITATIONS OR ENCUMBRANCES AND CLEAN UP: THE ASSIGNOR expressly declares that he has not promised to assign and that there is no assignment procedure for any other person, for partial or total assignment of his rights on the Concession Contract mentioned above, and that furthermore, the latter is free from limitations or encumbrances and that he obliges himself to clean up by eviction in all cases foreseen by law.

THE ASSIGNOR manifests that if there is a justified claim from a third party for any cause not imputable to THE ASSIGNEE, to obtain the amount agreed to in this contract or vis-à-vis the rights derived from the mining concession contract, within legal terms, THE ASSIGNOR will answer to THE ASSIGNEE and the third party claiming for damages and losses caused, and must reimburse immediately the amounts of money that he may have received, duly indexed, for whose purpose this contract gives executive merit for collection, provided that the causes that generate the claim are imputable in a direct way by error or omission on the part of THE ASSIGNOR.

EIGHTH. CONFIDENTIALITY – INFORMATION OBTAINED DURING THE CONTRACT. The Parties engage themselves to keep under the most strict confidentiality all information or documentation to which they may have access as a result o the nature of this contract. Therefore, they will limit divulgation of the information only to employees who have the need to know it (and in the case of having subsidiaries, to the employees of the subsidiaries), they will notify said employees the obligations assumed in this document and will use the information only for the purposes established herein. The Parties: 1. Will not reveal this Agreement nor information related with what it is agreed in it, without written previous approval of an authorized representative of the other Party, and 2. Will protect said information with the greatest care to avoid its non authorized divulgation, using the same degree of care that they use to protect their own confidential information. In the event of violation of this clause, the affected Part will have the right to compensation equal to 500 Monthly Legal Minimum Wages in Force as well as to payment of all expenses and damages caused on occasion of default on his clause.

NINTH: INTERPRETATION AND INTEGRATION: In matters not dealt with in the above clauses, the norms of the Mines, Civil, and Commerce Codes and those of the Civil Procedure Code will be used in a substitute way.

TENTH: NOTIFICATIONS: Notices foreseen in this contract by the Parties must be sent to the following addresses:

THE ASSIGNOR:	Attention: Jose Alfonso Tamara Osorio
Address: Calle 23 A No. 80 B 06
Bogota D.C.

THE ASSIGNEE:	ENERGIA ANDINA SANTANDER RESOURCES S.A.S.
Attention: Fernando Casas Torres
Address: Carrera 18 No. 86 A 14
Office 403
Bogota D.C.

ELEVENTH: PREVALENCE OF THE CONTRACT: This contract contains the totality of the obligations and rights of the parties with relation to assignment of the rights on the Concession Contract mentioned above and will replace and terminate any other communication, agreement or contract between the parties in relation with the same object, whether expressed in written or verbal form.

TWELFTH: MODIFICATIONS: Modifications to the terms of this Agreement in order to be engaging and valid for the Parties must be recorded in writing and signed by the Parties before witnesses.

THIRTEENTH: NOTARY AND REGISTRATION EXPENSES: Expenses caused by legalization of this contract and those required for its registration will be paid by THE ASSIGNEE.

FOURTEENTH: APPLICABLE LAW: This Agreement is ruled by Colombian law and jurisdiction and competence will be had at Colombian tribunals.

FIFTEENTH: UNILATERAL WITHDRAWAL: The Parties agree expressly and irrevocably that THE ASSIGNEE has the unilateral faculty to end the obligations contained in any of the stages of the mining concession contract by means of written communication to the ASSIGNOR. In said case, THE ASSIGNEE will only be obliged to fulfillment of the obligations foreseen in this document that may be caused until the date of effective termination, without THE ASSIGNOR being able to claim additional compensation or indemnity. Likewise, THE ASSIGNOR may end this contract after ninety (90) days of default on any of the obligations foreseen in this contract on the side of THE ASSIGNEE, event in which THE ASSIGNOR will have the faculty to initiate all legal actions allowed by Colombian Law to demand payment of the obligations and damages caused by default. In any event, if on the date of effective termination of the agreement by any of the parties, the assignment may have been completed to the name of THE ASSIGNEE, the latter will return the mining title to its original holder or to whom the latter indicates, by means of assignment of the same, to whose effect it will file the documents of assignment of title at INGEOMINAS within three (3) work days following effective termination of this agreement. Likewise, THE ASSIGNEE must deliver all geological and technical information contained in the exploration, exploitation and installing studies on the date, duly subscribed by the signature(s) [of those] in charge of carrying out these jobs.

SIXTEENTH: VALIDITY: The Parties manifest that this agreement will remain valid and will be compulsory during a term equal to that of the concession contracts and their extensions, plus three more years. THE ASSIGNEE will keep the mining title up to date, timely fulfilling all obligations derived from the same and all other applicable laws.

SEVENTEENTH: INFORMATION OBLIGATION: In the event of total or partial assignment of the right acquired with this contract, THE ASSIGNEE obliges himself to communicate the agreed obligations to the buying party.

EIGHTEENTH: ACCEPTANCE: The parties manifest that they read the contract contained in this instrument and that therefore they subscribe it in proof of acceptance, recognizing its content and legalizing their signatures before Notary on a date that will be the same of the contract; in the event when there exist different dates, the latest of them will prevail over the others.

NINETEENTH: CONTRACTUAL DOMICILE: The parties choose as contractual domicile the city of Bogota D.C.

In sign of acceptance, the Parties sign two copies with the same content on the twentieth (20th) day of October 2010.

THE ASSIGNOR	THE ASSIGNEE

JOSE ALFONSO TAMARA OSORIO	DAVID ARCE ROJAS
CC 7.422.949 from Barranquilla	CC 12.115.286 from Neiva
Legal Representative –s-

Fernando Casas Torres
CC No. 7.375.380 from Bogota
Legal Representative
ENERGIA ANDINA SANTANDER
RESOURCES S.A.S.

Documents annexed in simple copy.

On the part of THE ASSIGNOR

Concession Contract FLG – 092 INGEOMINAS
Mining Registry Certificate FLG – 092 INGEOMINAS
Citizenship Card of Jose Alfonso Tamara Osorio

Unique Tax Register – RUT

On the Part of the ASSIGNEE

Copy of the citizenship card of Fernando Casas Torres
Copy of the citizenship card of David Arce Rojas

Certificate of existence and Legal Representation of Energia Andina Santander Resources S.A.S. issued by the Chamber of Commerce of Bogota D.C.
Unique Tax Register – RUT
Existing Geological Studies
Topographic Blueprints
Other information under control of he ASSIGNOR and that may be useful for exploration work.